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                                                               EXHIBIT (A)(1)(D)

                         BANC OF AMERICA SECURITIES LLC

                                9 W. 57TH STREET
                               NEW YORK, NY 10019
                                 (212) 583-8537
                            1-888-583-8900 EXT. 8537

                           OFFER TO PURCHASE FOR CASH
                                       BY

                                KFORCE.COM, INC.

                  UP TO 10,000,000 SHARES OF ITS COMMON STOCK
            (INCLUDING THE ASSOCIATED COMMON STOCK PURCHASE RIGHTS)
    AT A PURCHASE PRICE NOT GREATER THAN $5.50 NOR LESS THAN $4.75 PER SHARE
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THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD
  TIME, ON TUESDAY, DECEMBER 5, 2000, UNLESS THE OFFER IS EXTENDED. KFORCE MAY
                      EXTEND THE OFFER PERIOD AT ANY TIME.
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                                                                November 6, 2000

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     kforce.com, Inc., a Florida corporation, has appointed us to act as the dealer manager in connection with its Offer to Purchase for cash 10,000,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, not greater than $5.50 nor less than $4.75 per share, as specified by shareholders tendering their shares.

     Given the prices specified by tendering shareholders and the number of shares tendered and not properly withdrawn, kforce will select the lowest purchase price between $4.75 and $5.50 net per share in cash, without interest, that will allow it to purchase 10,000,000 shares, or, if a lesser number of shares are properly tendered, all shares that are properly tendered. All shares acquired in the offer will be purchased at the same price.

     kforce's offer is being made upon the terms and subject to the conditions set forth in its Offer to Purchase, dated November 6, 2000, and in the related Letter of Transmittal which, as they may be amended and supplemented from time to time, together constitute the offer. All shares tendered and purchased will include the associated common stock purchase rights issued under the Rights Agreement, dated as of October 28, 1998, as amended, between kforce and State Street Bank and Trust Company, as Rights Agent, and, unless the context requires otherwise, all references to shares shall include the associated common stock purchase rights.

     Only shares properly tendered at prices equal to or below the purchase price and not properly withdrawn will be purchased. However, because of the proration provisions described in the Offer to Purchase, all of the shares tendered at or below the purchase price may not be purchased if more than the number of shares kforce seeks are properly tendered. All shares tendered and not purchased, including shares tendered at prices in excess of the purchase price and shares not purchased because of proration provisions or conditional tenders, will be returned as soon as practicable following the expiration date.

     kforce reserves the right, in its sole discretion, to purchase more than 10,000,000 shares pursuant to the offer, subject to applicable law.
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     The offer is not conditioned on any minimum number of shares being tendered. The offer is, however, subject to other conditions described in the Offer to Purchase.

     Upon the terms and conditions of our offer, if more than 10,000,000 shares are properly tendered at prices equal to or below the purchase price and not properly withdrawn, we will purchase tendered shares in the following order:

     - First, we will purchase all shares properly tendered and not properly withdrawn by any person (an "odd lot holder") who owned beneficially or of record an aggregate of fewer than 100 shares (not including any shares held in kforce's 401(k) Retirement Savings Plan) who:

        tenders all shares owned (beneficially or of record) by the odd lot holder at a price equal to or below the purchase price (tenders of less than all the shares owned will not qualify for this preference), and completes the section entitled "Odd Lots" in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery, and

     - Second, after the purchase of all the shares properly tendered by odd lot holders and subject to the conditional tender procedures described in section 6 of the Offer to Purchase, we will purchase all other shares properly tendered at prices equal to or below the purchase price, on a pro rata basis with appropriate adjustments to avoid purchases of fractional shares.

     For your information and for forwarding to your clients for whom you hold shares registered in your name or in the name of your nominee, we are enclosing the following documents:

     - Offer to Purchase, dated November 6, 2000,

     - Letter to clients that you may send to your clients for whose accounts you hold shares registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the offer,

     - Letter dated November 6, 2000, from the Chairman of the Board and Chief Executive Officer of kforce, to shareholders of kforce,

     - Letter of Transmittal for your use and for the information of your clients (together with accompanying instructions and Substitute Form W-9),

     - Notice of Guaranteed Delivery to be used to accept the offer and tender shares pursuant to the offer if the share certificates and all other required documents cannot be delivered to the Depositary before the expiration date or if the procedure for book-entry transfer cannot be completed before the expiration date,

     - Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9, and

     - A return envelope addressed to EquiServe, L.P., as Depository for the offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON TUESDAY, DECEMBER 5, 2000, UNLESS THE OFFER IS EXTENDED.

     No fees or commissions will be payable to brokers, dealers, commercial banks, trust companies or any person for soliciting tenders of shares under the offer other than fees paid to the Dealer Manager and the Information Agent, as described in the Offer to Purchase. kforce will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to the beneficial owners of shares held by you as a nominee or in a fiduciary capacity. kforce will pay or cause to be paid any stock transfer taxes applicable to its purchase of shares, except as otherwise provided in the Offer to Purchase and Letter of Transmittal.

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     In order to properly tender shares under the offer, a shareholder must do either (1) or (2) below:

     1. Provide that the Depositary receives the following before the offer expires:

        - either (a) certificates for the shares or (b) a confirmation of receipt for the shares pursuant to the procedure for book-entry transfer described in section 3 of the Offer to Purchase, and

        - one of (a) a properly completed and executed Letter of Transmittal or a manually executed facsimile of it, including any required signature guarantees, (b) an "agent's message" of the type described in section 3 of the Offer to Purchase in the case of a book-entry transfer or (c) a specific acknowledgement in the case of a tender through the "automated tender offer program" described in section 3 of the Offer to Purchase, and

        - any other documents required by the Letter of Transmittal.

     2. Comply with the guaranteed delivery procedure set forth in section 3 of the Offer to Purchase.

     Any inquiries you may have with respect to the offer should be addressed to the Dealer Manager, Banc of America Securities LLC or to the Information Agent, D.F. King & Co., Inc., at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase.

     Additional copies of the enclosed material may be obtained from D.F. King & Co., Inc., by calling them at: (800) 848-3416.
                                          Very truly yours,

                                              BANC OF AMERICA SECURITIES LLC

ENCLOSURES

     NOTHING CONTAINED IN THIS DOCUMENT OR IN THE ENCLOSED DOCUMENTS WILL MAKE YOU OR ANY OTHER PERSON AN AGENT OF KFORCE, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY OR ANY AFFILIATE OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED IN THOSE DOCUMENTS.

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